Exhibit 23.4

CONSENT OF QUALIFIED PERSON

To:	U.S. Securities and Exchange Commission

Re:	Registration Statement on Form F-1 of Snow Lake Resources Ltd. (the “Company”)

I, Carey Galeschuk of Nuterra Geoscience, in connection with the Company’s Registration Statement on Form F-1 (and any amendments or supplements and/or exhibits thereto, the “Registration Statement”), consent to:

●	the public filing by the Company and use of the technical report titled “Technical Report Summary and Resource Estimate, Thompson Brothers Lithium Project, Snow Lake Area, Herb lake Mining Division, Manitoba, Canada” (the “Technical Report”), with an effective date of June 9, 2021 and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the Registration Statement;

●	the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and any such Technical Report; and

any extracts from or a summary of the Technical Report in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included or incorporated by reference in the Registration Statement.

Nuterra Geoscience, an independent geological consultant, served as a qualified person as defined in S-K 1300 for Sections 5 and 6 and reviewed Sections 1 through 4 and 7 through 25 of the Technical Report. I am responsible for authoring, and this consent pertains to, the related sections as discussed above of the Technical Report. I certify that I have read the Registration Statement and that both fairly and accurately represent the information in the sections of the Technical Report for which I am responsible.

Dated: April 1st, 2022

By:	/s/ Carey Galeschuk
Name:	Carey Galeschuk, PGeo
Title:	Consulting Geologist